Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of October 20, 2010 by and among EDGAR Online, Inc., a Delaware corporation (“Parent”), UBM Acquisition Corp., a Washington corporation and direct wholly-owned Subsidiary of Parent (“Merger Sub”), UBmatrix, Inc., a Washington corporation (the “Company”) and the Stockholders’ Representative named on the signature page hereof, and amends that certain Agreement and Plan of Merger made and entered into as of June 23, 2010 by and among Parent, Merger Sub and the Company (the “Agreement”). All capitalized terms that are used in this Amendment and not defined herein shall have the respective meanings ascribed thereto in the Agreement.

RECITALS

WHEREAS, Parent and the Company deem it advisable to amend the Agreement to provide for the matters hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

AGREEMENT

1. Amendment.

Section 13.1(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) by any of Acquiror or Target if (i) the Merger has not been consummated on or before November 30, 2010 (which date shall be extended to December 31, 2010 in the event that as of November 30, 2010 the Acquiror Stockholder Approval has not yet been obtained due to insufficient proxies being held by Acquiror and Acquiror confirms in writing to Target that it will fully comply with its covenants under Section 9.2 to obtain sufficient proxies prior to December 31, 2010); provided that the right to terminate this Agreement under this clause (i) of this Section 13.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated or any of the conditions precedent to the Closing set forth in Section 7 to have been fulfilled or satisfied on or before such date or (ii) there shall be any Law that makes consummation of any of the Transactions, including the Merger, illegal or otherwise prohibited or if any court of competent jurisdiction or a Governmental Body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling, or other action shall have become final and non-appealable;

2. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or portable document format (.PDF)), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

3. No Other Amendment. Except as modified by this Amendment, the Agreement shall remain in full force and effect in all respects without any modification. By executing this Amendment below, Parent, Merger Sub, the Company and the Stockholders’ Representative certify that this Amendment has been executed and delivered in compliance with the requirements of the Agreement.

4. Governing Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW AND WITHOUT REGARD TO ANY CHOICE OF LAW OR CHOICE OF FORUM PROVISION, RULE OR PRINCIPLE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION).

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IN WITNESS WHEREOF, Parent, Merger Sub, the Company and the Stockholders’ Representative have executed, or caused this Amendment to be executed, all as of the date first written above.

EDGAR ONLINE, INC.

By:	/s/ David Price
Name:	David L. Price
Title:	Chief Financial Officer

UBM ACQUISITION CORP.

By:	/s/ David Price
Name:	David L. Price
Title:	President

UBMATRIX, INC.

By:	/s/ Sunir Kapoor
Name:	Sunir Kapoor
Title:	Chief Executive Officer

STOCKHOLDERS’ REPRESENTATIVE:

Draper Fisher Jurvetson Fund VIII, L.P.

By:	Draper Fisher Jurvetson Partners VIII, L.P.
Its:	General Partner

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Partner, Draper Fisher Jurvetson Partners, VIII, L.P.

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]